Exhibit 99-B.10 - Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public
Accounting Firm” and to the use of our report dated March 30, 2007, with respect to the statutory basis financial statements of ReliaStar Life Insurance Company of New York as
of December 31, 2006 and 2005 and for the years then ended, and to the use of our report dated March 23, 2007, with respect to the statements of assets and liabilities of Separate
Account NY-B of ReliaStar Life Insurance Company of New York as of December 31,
2006, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, included in Post-Effective Amendment No. 23 to the Registration Statement (Form N-4 No. 333-85618) and the related Prospectus and
Statement of Additional Information of Separate Account NY-B of ReliaStar Life
Insurance Company of New York.

/s/ Ernst & Young LLP

Atlanta, Georgia August 28, 2007